________, 20__

______________

______________

Re:	Grant of Restricted Stock

Dear __________:

I am pleased to inform you that, effective as of __________, 20___, upon the terms and subject to the conditions set forth in this letter (this “Letter Agreement”), Sigma Labs, Inc. (the “Company”) granted you _________ shares of common stock of the Company, based on a stock price of $_______ per share (the “Shares”), under the Company’s 2013 Equity Incentive Plan (the “Plan”). A copy of the Plan, as in effect on the date hereof, is attached as Exhibit A.

The Shares will “vest” in accordance with the following schedule and, until vested, shall be referred to as “Unvested Shares”: ___________________.

The Company will retain custody of certificates representing the Unvested Shares, accompanied by a stock power in blank executed by you, as provided below, until the Unvested Shares represented by the certificates vest. Upon your written request at any time, the Company will deliver to you a stock certificate in your name representing the vested shares. If any of the Unvested Shares have not vested at the time that you are no longer in the employ of the Company, such Unvested Shares will be deemed automatically forfeited by you, and you will thereafter have no right or claim to such Unvested Shares.

Upon receipt of the certificate(s) for the Unvested Shares, please deliver such certificate(s), together with an Assignment Separate from Certificate, in substantially the form of that attached as Exhibit B, executed in blank by you, with respect to each such certificate, to the Secretary of the Company to hold in escrow for so long as such Unvested Shares remain restricted stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Letter Agreement in accordance with its terms. In so doing, you acknowledge that the appointment of the Secretary of the Company as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Letter Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Such escrow holder will not be liable to any party to this Letter Agreement (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

Under Section 83 of the Internal Revenue Code (the “Code”), restricted stock is taxable to the holder based on its value as and when the forfeiture provisions lapse. However, you may make an election under Section 83(b) of the Code to be taxed on the value of the Shares at the date of grant (which value shall be determined without regard to any restrictions set forth in this Letter Agreement or otherwise) at ordinary income rates, subject to payroll tax withholding.

_________

If you make a timely Section 83(b) election (i.e., on or before __________), you agree to immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. A form of election under Section 83(b) of the Code is attached as Exhibit C. If you do not make a timely Section 83(b) election, you agree to, either at each time that the Share restrictions lapse under this Letter Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, any new, substituted or additional securities or other property (including money paid) which is by reason of any such transaction distributed to you with respect to the Shares shall be immediately subject to the restrictions imposed hereunder. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares and the Company may require the establishment of an escrow account for any property or money distributed with respect to the Shares covered by such restrictions.

Further, notwithstanding any other provision of this Letter Agreement, you agree that no Share is transferable or otherwise subject to disposition or hypothecation as long as the Share remains forfeitable as provided in this Letter Agreement.

After your have reviewed the terms of this Letter Agreement, please sign below to indicate your consent and agreement, and return a signed copy to me at your earliest convenience. Please have your spouse, if any, execute a Consent of Spouse, in substantially the form of that attached as Exhibit D. This Letter Agreement may be executed in counterparts, all of which together shall constitute but one and the same instrument.

Please do not hesitate to contact me if you have any questions regarding this Letter Agreement or the Plan.

Very Truly Yours,

SIGMA LABS, INC.

Consented and Agreed:

_________

EXHIBIT A

2013 EQUITY INCENTIVE PLAN

[SEE ATTACHED]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ____________, hereby sell, assign and transfer to Sigma Labs, Inc. (the “Company”) _____________ shares of its Common Stock standing in my name on the books of such Company, and do hereby irrevocably constitute and appoint the Secretary of the Company with full power and authority to transfer such shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated: ______, 20____

Signature

This Assignment Separate from Certificate was executed in conjunction with the terms of a restricted stock letter agreement between the above assignor and the Company, effective as of _________ and shall not be used in any manner except as provided in such letter agreement.

EXHIBIT C

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.

2.	Description of property with respect to which the election is being made:

________ shares of common stock (the “Shares”) of Sigma Labs, Inc., a Nevada corporation (the “Company”).

3.	The date on which the property was transferred is ___________.

4.	The taxable year to which this election relates is calendar year 20___.

5.	None of the Shares shall vest fully and immediately upon the execution of that certain restricted stock Letter Agreement, dated _________.

6.             ________ of the Shares are subject to the provisions of the Letter Agreement. Such shares are subject to forfeiture under the terms of such Letter Agreement.

7.            The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $______ per share, for a total of $_______.

8.	The amount paid by taxpayer for the property was nothing.

9.	A copy of this statement has been furnished to the Company.

Dated: _______, 20___

Taxpayer’s Name

Taxpayer’s Spouse’s Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

A.                 You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Award of your Restricted Stock.

B.                  At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

C.                  You must file another copy of the election form with your federal income tax return for the taxable year in which the stock is transferred to you. It is suggested that a copy also be attached to the state income tax return that you file for that year.

_________

EXHIBIT D

CONSENT OF SPOUSE

The undersigned, being the spouse of the recipient of the Shares who is a signatory to the above Letter Agreement, hereby acknowledges that the undersigned has read and is familiar with the provisions of such Letter Agreement, and agrees thereto and joins therein to the extent, if any, that the undersigned’s agreement and joinder may be necessary; and the undersigned hereby further agrees that the recipient of the Shares may join in any future amendments or modifications of such Letter Agreement without any further signature, acknowledgment, agreement or consent by the undersigned.

Dated: __________

Page 7 of 7